                                                                    EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT



     This document, when executed by the Purchaser named below and Software Finance Corp., constitutes a binding Stock Purchase Agreement between such Purchaser and Software Finance Corp. with respect to the sale by Software Finance Corp. to Purchaser of the securities referred to below. Each of the Purchaser and Software Finance Corp. agrees to be bound by all of the provisions contained in the annexed Terms and Conditions which is incorporated herein by reference.

Name and Address of Purchaser: Stig Durlow, Golfvagen 17, S-182 31, Danderyd, Sweden
Date of Stock Purchase Agreement:  May 1, 1995
Purchased Securities: 170,000 shares of Class A Common Stock of Industri-Matematik International Corp.

Purchase Price:  $1,020,000

Payment of Purchase Price:  Pursuant to annexed Note attached hereto


                                 ____________________________________
                                               PURCHASER


                                 SOFTWARE FINANCE CORP.


                                 By:_________________________________

                              Terms and Conditions



                                   Section 1

                           Payment of Purchase Price;
                        Delivery of Purchased Securities

  1.1. In consideration of the sale of the Purchased Securities and in payment of the Purchase Price therefor, simultaneously with the execution of the Stock Purchase Agreement, the Purchaser has executed and delivered to Software Finance Corp. the Note annexed to the Stock Purchase Agreement.

  1.2. In accordance with, and to secure the payment due under, the Note, the Purchased Securities will be pledged to Software Finance Corp.


                                   Section 2

                          Representation and Warranty

        Software Finance Corp. represents and warrants to the Purchaser that the Purchased Securities are transferred to him free and clear of all liens, encumbrances, equities, charges, and claims.


                                   Section 3

                            Miscellaneous Provisions

  3.1. Each of the Purchaser and Software Finance Corp. hereby consents to the jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York for all purposes in connection with this Stock Purchase Agreement, and further consents that any process or notice of motion in connection therewith may be served by certified or registered mail or by personal service, within or without the State of New York, provided a reasonable time for appearance is allowed.

  3.2. The Stock Purchase Agreement contains the entire understanding between the Purchaser and Software Finance Corp. with respect to the subject matter thereof and supersedes all prior agreements with respect to the subject matter thereof.

  3.3. The Stock Purchase Agreement shall be binding upon and inure to the benefit of Purchaser and his heirs, distributees, trustees, executors, administrators, personal representatives, or similar fiduciaries and Software Finance Corp. and its successors, and assigns.

  3.4. The Stock Purchase Agreement shall be interpreted and construed in accordance with the laws of the State of New York as an agreement made and to be performed entirely within such State.

              NON-RECOURSE PROMISSORY NOTE AND SECURITY AGREEMENT



  FOR VALUE RECEIVED, Stig Durlow ("Purchaser"), hereby promises to pay to the order of Software Finance Corp., the principal sum of $1,020,000 at such place as the holder of this Note may designate in writing, with interest until the actual payment date on the unpaid principal from May 1, 1995.

  Principal due under this Note shall be paid on April 30, 2004. Interest on the unpaid principal balance shall be paid in advance (a) for the period commencing on the date hereof until December 31, 1995, (b) on the first business day of calendar years 1996 through 2003 for that calendar year, and (c) on the first business day of calendar year 2004 for the period commencing January 1, 2004, until April 30, 2004.

  Interest on the unpaid principal balance ("Interest Rate") shall be at an initial annual rate of 9.5%, which rate shall be adjusted on the first business day of each calendar year during the term of this Note to equal .5% plus the Prime Rate of interest as listed in The New York Times (or an equivalent newspaper of general circulation in New York City) in its late edition under the heading "Key Rates" in the "Yesterday" column on the last business day such column appears prior to each anniversary date of this Note, provided that any adjustment to the Interest Rate shall apply to all interest accruing on this Note until another such adjustment is required.

  Software Finance Corp. shall have the right and obligation to apply against the payment of any principal due on this Note any amounts payable by Software Finance Corp. or its assignee to Purchaser as the "exercise price" pursuant to an Option Agreement dated the date of this Note.

  Purchaser and Software Finance Corp. acknowledge that Software Finance Corp. may require long term financing from time to time. In order to provide Software Finance Corp. with financial continuity, Purchaser agrees that the principal due on this Note may be prepaid by Purchaser only (a) in accordance with the following schedule:


            Anniversary
        Dates After Which
      Percentage of Note May                   Percentage of
            Be Prepaid                        Note Prepayable
      ----------------------                  ---------------
              First                                  40
              Second                                 60
              Third                                  80
              Fourth and thereafter                 100

or (b) in the event Industri-Matematik International Corp. ("IMIC") has a change in control (the merger or consolidation of IMIC with any other corporation, the sale of substantially all of the assets of IMIC, the sale by the shareholders of IMIC of a majority of IMIC Common, or the liquidation or dissolution of IMIC). Upon any such prepayment, the security interest of and pledge to Software Finance Corp. referred to below for the same percentage of the Purchased Securities shall terminate and Software Finance Corp. shall deliver to Purchaser certificates for such shares of Purchased Securities.

  Notwithstanding the above, the unpaid principal and interest due on this Note shall forthwith become due and payable without written demand: (a) in the event of the failure to pay when due any installment of interest or principal on this Note for a period of 90 days or (b) 60 days after (i) the date that Purchaser's employment with any member of the Group (IMIC and its subsidiaries) terminates, irrespective of the reason therefor, or (ii) the date Purchaser dies or becomes disabled (a condition resulting from the inability of the Purchaser as determined by the Board of Directors of IMIC to substantially carry out the duties customarily performed by him for the Group because of psychological, emotional, or physical reasons for a period of three continuous months or for a period of three months not necessarily continuous in any six month period). All payments shall be applied first to interest and then to principal.

  This Note has been executed and delivered pursuant to a Stock Purchase Agreement dated the date of this Note ("Agreement") between the Purchaser and Software Finance Corp. The principal due on this Note represents the purchase price due for the Purchased Securities referred to in the Agreement and identified on Schedule A to this Note.

  Purchaser has no personal liability for payment of principal or interest due on this Note; this Note is without recourse to the Purchaser, provided that Purchaser hereby grants to Software Finance Corp. a security interest in the Purchased Securities and all proceeds thereof, including cash dividends and additional securities payable in respect of the Purchased Securities, as security for the payment of principal and interest due on this Note. In order to effectuate such security interest, the Purchaser hereby pledges and delivers the Purchased Securities endorsed in blank to Software Finance Corp. and agrees that Purchaser will not sell, transfer, or otherwise dispose of the Purchased Securities prior to the due date of this Note unless Purchaser can make a prepayment pursuant to the provisions of this Note.

  So long as Purchaser is not in default of any of his obligations to pay principal or interest due on this Note, Purchaser shall have all voting rights and other rights in the Purchased Securities. Following any such default, all voting and other rights in respect of the Purchased Securities shall inure to and be exercisable by Software Finance Corp. or any holders or purchasers thereof. In addition, in the event of such default, Software Finance Corp. shall have all rights as a secured party under the New York Uniform Commercial Code and this Note.

  Whenever an attorney is used to obtain payment under, or to otherwise enforce, this Note or to enforce, declare, or adjudicate any rights or obligations under this Note, whether by suit or by other means whatsoever, the costs and expenses thereof, including reasonable attorneys' fees and expenses, shall be payable by the non-prevailing party.

  All notices shall be deemed given when a writing is received at, or delivered to the Purchaser at Golfvagen 17, S-182 31, Danderyd, Sweden, or such other address as the Purchaser may designate in writing.

  If any payment on this Note becomes due and payable on a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required by New York law to close, the maturity hereof shall be extended to the next succeeding business day.

  This Note (a) may not be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge, or termination is sought, (b) shall be binding upon the Purchaser and his distributees, trustees, executors, administrators, personal representatives, or similar fiduciaries or his successors and assigns, and (c) shall inure to the benefit of and be enforceable by Software Finance Corp. and its successors and assigns.

  This Note shall be interpreted and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

  All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, endorser, or otherwise, hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest, and notice of protest to the Purchaser or any other person.

Dated:  May 1, 1995


                                         ___________________________________
                                                    Stig Durlow



ACCEPTED AND AGREED:


SOFTWARE FINANCE CORP.


By:____________________________________



  SCHEDULE A TO NON-RECOURSE PROMISSORY NOTE AND SECURITY AGREEMENT


170,000 Shares of Class A Common Stock, no par value, of Industri-Matematik International Corp. represented by Certificate No. 6.

                          NON-RECOURSE PROMISSORY NOTE



  FOR VALUE RECEIVED, Software Finance Corp. ("Purchaser"), hereby promises to pay to the order of Industri-Matematik International Corp., the principal sum of $1,020,000 at such place as the holder of this Note may designate in writing, with interest until the actual payment date on the unpaid principal from May 1, 1995.

  Principal due under this Note shall be paid on April 30, 2004. Interest on the unpaid principal balance shall be paid on April 30th in each year commencing April 30, 1996.

  Interest on the unpaid principal balance ("Interest Rate") shall be at an initial annual rate of 9.5%, which rate shall be adjusted on each May 1st during the term of this Note to equal .5% plus the Prime Rate of interest as listed in The New York Times (or an equivalent newspaper of general circulation in New York City) in its late edition under the heading "Key Rates" in the "Yesterday" column on the last business day such column appears prior to each May 1st during the term of this Note, provided that any adjustment to the Interest Rate shall apply to all interest accruing on this Note until another such adjustment is required.

          The unpaid principal and interest due on this Note shall forthwith become due and payable without written demand in the event of the failure to pay when due any installment of interest or principal on this Note for 90 days.

          The principal due on this Note may be prepaid without penalty in whole or in part at any time or from time to time with interest to the date of prepayment.

          This Note has been executed and delivered pursuant to a Stock Purchase Agreement dated the date of this Note ("Agreement") between the Purchaser and Industri-Matematik International Corp. The principal due on this Note represents the purchase price due for the Purchased Securities referred to in the Agreement.

          Whenever an attorney is used to obtain payment under, or to otherwise enforce, this Note or to enforce, declare, or adjudicate any rights or obligations under this Note, whether by suit or by other means whatsoever, the costs and expenses thereof, including reasonable attorneys' fees and expenses, shall be payable by the non-prevailing party.

          All notices shall be deemed given when a writing is received at, or delivered to the Purchaser at One Commerce Center, Suite 748, 12th and Orange Streets, Wilmington, Delaware 19801, or such other address as the Purchaser may designate in writing.

          If any payment on this Note becomes due and payable on a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required by New York law to close, the maturity hereof shall be extended to the next succeeding business day.

          This Note (a) may not be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge, or termination is sought, (b) shall be binding upon the Purchaser and its successors and assigns, and (c) shall inure to the benefit of and be enforceable by IMIC and its successors and assigns.

          This Note shall be interpreted and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, endorser, or otherwise, hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest, and notice of protest to the Purchaser or any other person.

Dated:  May 1, 1995


                                       SOFTWARE FINANCE CORP.


                                       By:
                                          -----------------------------------


ACCEPTED AND AGREED:


INDUSTRI-MATEMATIK INTERNATIONAL CORP.


By:
   ------------------------------------

                               OPTION AGREEMENT



          This document, when executed by the Stock Owner named below and Software Finance Corp., constitutes a binding Option Agreement between such Stock Owner and Software Finance Corp. granting to Software Finance Corp. an option to purchase the securities referred to below during the Initial Option Period and Renewal Option Periods. Each of the Stock Owner and Software Finance Corp. agrees to be bound by all of the provisions contained in the annexed
Schedule I, Schedule II, and Terms And Conditions Applicable To Option Agreement, all of which are incorporated herein by reference.

Name and Address of Stock Owner:  Stig Durlow, Golfvagen 17, S-182 31, Danderyd,
                                  Sweden
Date of Option Agreement:  June 15, 1995, as at May 1, 1995
Securities subject to Option:  170,000 shares of IMIC Stock*
Initial Option Period:  May 1, 1995, to December 31, 1995
Renewal Option Periods:  8 successive 1 year periods and the period January 1,
                         2004, to April 30, 2004
Initial Period Option Price:  $.42 per share
Initial Period Exercise Price:  $6 per share
Renewal Period Option Price: to be computed in accordance with Schedule I Renewal Period Exercise Price: to be computed in accordance with Schedule II


                                 -------------------------------------------
                                                 STOCK OWNER



                                 SOFTWARE FINANCE CORP.


                                 By
                                   -----------------------------------------


*Defined in the Terms and Conditions Applicable To Option Agreement.

                                   SCHEDULES



    [All capitalized terms used in the following Schedules are set forth in the Option Agreement or defined in the Terms and Conditions Applicable to Option Agreement.]


I.  Option Price

    The Initial Period Option Price and the Renewal Period Option Price have been calculated by, and are mutually agreeable to, the Stock owner and SFC.

    The Renewal Period Option Price shall be a percentage of the Initial Period Exercise Price equal to 3% over the interest rate for United States Treasury Notes with a maturity of 10 years as listed in The New York Times (or an equivalent newspaper of general circulation in New York City) in its late edition under the heading "Key Rates" in the "Yesterday" column on the third business day prior to the applicable first day.


II.  Renewal Period Exercise Price

    The exercise price to be paid by SFC in each Renewal Option Period upon exercise of a purchase option pursuant to the Option Agreement shall be the Market Price as at the close of business on the last business day preceding the date on which the option is exercised, provided that if the option to purchase is exercised prior to the end of the fourth Renewal Option Period, the exercise price for the following percentages of the Securities subject to the option shall be the Initial Period Exercise Price:

             Exercise Prior to
             Last Day of Renewal         Percentage of Securities at
                 Option Period                Initial Exercise Price
             -------------------         ---------------------------

                   Second                             60
                   Third                              40
                   Fourth                             20


Notwithstanding the foregoing, in the event of a change of control of IMIC (the merger or consolidation of IMIC with any other corporation, the sale of substantially all of the assets of IMIC, the sale by the shareholders of IMIC of a majority of IMIC Common, or the liquidation or dissolution of IMIC), the exercise price shall be the Market Price.

                              TERMS AND CONDITIONS
                         APPLICABLE TO OPTION AGREEMENT


                                   Section A
                                  Definitions

         Unless the context of these Terms and Conditions requires a different meaning:

         BOARD shall mean the Board of Directors of IMIC.

         CLOSING shall mean the consummation of a sale of Purchased Stock pursuant to the provisions of the Option Agreement.

         CLOSING DATE shall mean the date on which a Closing is held.

         DISABLED shall mean a condition resulting from the inability of the Stock Owner as determined by the Board to substantially carry out the duties customarily performed by him for the Group because of psychological, emotional, or physical reasons for a period of six continuous months.

         GROUP shall mean IMIC and its subsidiaries.

         IMIC shall mean Industri-Matematik International Corp., a Delaware corporation.

         IMIC STOCK shall mean Class A Common Stock, no par value, of IMIC.

         MARKET PRICE shall mean (i) so long as IMIC Stock is not publicly traded, a price determined by the Board, and (ii) when IMIC Stock is publicly traded, the closing price of IMIC Stock on the stock market on which it is traded on the applicable date provided that if there were no trades on such date, the average of the bid and ask prices on the applicable date.

         OPTION PRICE shall mean the amount determined for each Option Period payable by SFC to the Stock Owner as consideration for the option granted pursuant to the Option Agreement.

         REPRESENTATIVE shall mean a trustee, executor, administrator, personal representative, or similar fiduciary.

         SFC shall mean Software Finance Corp., a Delaware corporation.

                                   Section B
                                  Construction

         When used in these Terms and Conditions, unless the context clearly indicates to the contrary, the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and if a defined term is intended, it shall be capitalized.

                                   Section 1
                   Option Price Payment, Option Exercise, and
                           Market Price Determination

          1.1. SFC shall pay the Option Price to the Stock Owner as follows: the Initial Period Option Price shall be paid simultaneously with the execution of this Option Agreement and each Renewal Period Option Price shall be paid on or before the first day of each Renewal Option Period for such Option Period.

          1.2. SFC and the Stock Owner acknowledge that SFC, as a major IMIC shareholder, wishes to limit ownership of IMIC Stock to individuals or entities who are in a position to actively influence IMIC's success and to assure that it has control over as many shares of IMIC Stock as possible in the event of a bid for IMIC Stock or any other restructuring of the ownership of IMIC. The Stock Owner, as a person in such position and interested in assuring SFC control, has granted an option to SFC to permit SFC to purchase the Securities if the Stock Owner desires to transfer the Securities to an individual or entity not in such position or if the Stock Owner is no longer in such position. Accordingly, SFC may exercise its option as to all or part of the Securities during the Initial Option Period or in a Renewal Option Period within (a) the 30 day period after the later of the date that (i) the Stock Owner notifies SFC that he intends to transfer or (ii) the Stock Owner transfers the Securities to any other individual or entity or (b) the 60 day period after (i) the date the Stock Owner dies or becomes Disabled or (ii) the date that the Stock Owner's employment with the Group is terminated irrespective of the reason therefor. SFC must exercise its option to purchase securities by notice to the Stock Owner or his Representative.

          1.3. The Market Price determined by the Board, in the absence of a showing by the Stock Owner of bad faith in the determination thereof, shall be binding and conclusive on SFC, the Stock Owner, and the Stock Owner's heirs, distributees, and Representatives.

          1.4. The exercise price payable by SFC upon exercise of an option pursuant to the Option Agreement shall be paid in cash at the Closing pursuant to Paragraph 2.1.

                                   Section 2
                        Closings, Defaults, and Remedies

          2.1. All Closings in connection with an exercise of an option to purchase Securities pursuant to Section 1 shall be held on a date and at a place designated by SFC or its assignee with the Stock Owner, or in the event of his
death, a Representative.   If the Stock Owner is deceased and no Representative
of the Stock Owner has been appointed, SFC or its assignee may petition for the appointment of a Representative for the Stock Owner.

          2.2. At a Closing pursuant to Section 1 (a) SFC shall pay the Exercise Price in cash and (b) the Stock Owner or his Representative shall pay the transfer tax, if any, due by reason of such purchase, and deliver to the purchaser at the Closing the purchased Securities endorsed in blank.

          2.3.A. If, pursuant to Section 1, SFC or its assignee exercises an option to purchase the Securities and the Stock Owner or his Representative fails to attend the Closing in accordance with Paragraph 2.1, SFC or its assignee shall give notice of an adjourned Closing Date which adjourned Closing Date shall be not less than 5 days nor more than 15 days after such notice. If the Stock Owner or his Representative fails to attend the Closing on the adjourned Closing Date, SFC or its assignee at any time thereafter, and on notice to the Stock Owner or his Representative shall have the right to deposit the balance due at Closing for the purchased Securities with the attorneys for SFC as "Escrowees". Upon such deposit, the purchased Securities shall be deemed purchased and transferred of record to SFC or its assignee, all as of the original Closing Date. Upon delivery by the Stock Owner or his Representative to the Escrowees of the items referred to in Paragraph 2.2, together with a general release in favor of SFC, its assignee, if any, and the Escrowees, the amounts deposited with the Escrowees shall be paid to the Stock Owner or his Representative.

          2.3.B. The rights and remedies of the parties set forth in Paragraph 2.3.A are in addition to all of the rights and remedies a party has at law and equity arising out of such matters, including without limitation, damages for breach of contract, specific
                                     T/C 1
enforcement, injunction, and declaratory relief. The Stock Owner agrees that the ownership of the Securities subject to the option is unique and that monetary damages may not be adequate to compensate a purchaser for damages arising out of the breach of any agreement to purchase the Securities as set forth in the Option Agreement.

          2.3.C. In the event that SFC fails to pay the Renewal Period Option Price for any Renewal Option Period by March 31 of that Renewal Option Period, the Option Agreement shall terminate.


                                   Section 3
                            Miscellaneous Provisions

          3.1. Each of the Stock Owner and SFC hereby consents to the jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York for all purposes in connection with the Option Agreement, and further consents that any process or notice of motion in connection therewith may be served by certified or registered mail or by personal service in accordance with the provisions of Section 3.3 of these terms and conditions, within or without the State of New York, provided a reasonable time for appearance is allowed.

          3.2. Whenever an attorney is used to obtain payment under, or to otherwise enforce, the Option Agreement or to enforce, declare, or adjudicate any rights or obligations under the Option Agreement, whether by arbitration, suit, or by any other legal means whatsoever, the costs and expenses thereof, including reasonable attorneys' fees and expenses, shall be payable by the non-prevailing party.

          3.3. All notices under the Option Agreement including the exercise of any option shall be (a) deemed given when first received or seven days after having been sent, whichever is earlier, (b) in writing, (c) sent by certified mail, return receipt requested and confirmed by regular mail, or sent by telecopier and confirmed by regular mail, or delivered personally, (d) addressed to SFC, One Commerce Center - Ste. 748, 12th and Orange Streets, Wilmington, Delaware 19801 and to the Stock Owner at the address set forth in the Option Agreement or to such other address as the Stock Owner or SFC may direct by a written notice sent as herein provided, and (e) if sent to SFC, unless SFC directs otherwise, to Marvin S. Robinson, Esq., Tannenbaum Dubin & Robinson, LLP, 1140 Avenue of the Americas, New York, New York 10036.

          3.4. If any part or parts of the Option Agreement are found to be void, the remaining provisions shall nevertheless be binding with the same effect as though the void part were deleted.

          3.5. The Option Agreement contains the entire understanding between the Stock Owner and SFC with respect to the subject matter thereof and supersedes all prior agreements with respect to the subject matter thereof.

          3.6. The Option Agreement and all of its rights thereunder, may be assigned by SFC.

          3.7. The Option Agreement shall be binding upon and inure to the benefit of Stock Owner and his heirs, distributees, and Representatives and SFC and its successors and assigns.

          3.8. The Option Agreement shall be interpreted and construed in accordance with the laws of the State of New York as an agreement made and to be performed entirely within such State.